Exhibit 10.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

to the

INDENTURE AND SECURITY AGREEMENT

dated as of February 22, 2024

between

PENNANTPARK CLO VIII, LLC,

as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

1

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 24, 2026 (the “Refinancing Date”) to the Indenture and Security Agreement dated as of February 22, 2024 (as may be amended, modified or supplemented, the “Indenture”) is entered into between PennantPark CLO VIII, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”) and Wilmington Trust, National Association, a national banking association, as collateral trustee (together with its successors in such capacity, the “Collateral Trustee”) under the Indenture. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

PRELIMINARY STATEMENT

WHEREAS, the Issuer wishes to amend the Indenture pursuant to Article 8 and Section 9.2 to effect the modifications set forth in Section 1 below;

WHEREAS, pursuant to Sections 8.2(a), 9.2(a) and 9.4(a) of the Indenture, a Majority of the Subordinated Notes, with the consent of the Collateral Manager and the Transferor have directed the Issuer to effect a Refinancing of all of the Secured Debt;

WHEREAS, pursuant to Sections 8.2(a) and 9.2(a) of the Indenture, a Majority of the Subordinated Notes, the Transferor and the Collateral Manager have consented to this Supplemental Indenture;

WHEREAS, the conditions set forth for entry into a supplemental indenture pursuant to Article 8 of the Indenture have been satisfied with respect to this Supplemental Indenture; and

WHEREAS, the conditions set forth in Section 9.2 of the Indenture to the redemption by Refinancing to be effected from the proceeds of the issuance of the Refinancing Debt (as defined below) have been satisfied;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:

1. Amendments. Effective as of the date hereof upon satisfaction of the conditions set forth in Section 2 below, the following amendments are made to the Indenture pursuant to Sections 8.2 and 9.2 of the Indenture:

(a) The Indenture is amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the conformed Indenture attached as Annex A hereto.

(b) Each of the Exhibits to the Indenture shall be amended as reasonably acceptable to the Issuer and the Collateral Manager in order to conform such Exhibits to the Indenture as amended by this Supplemental Indenture or to reflect the terms and characteristics of the Refinancing Debt, and such amended Exhibits shall be delivered to the Collateral Trustee in connection with the Refinancing to be effected from the proceeds of the issuance of the Refinancing Debt.

2. Issuance and Authentication; Cancellation.

(a) The Issuer hereby directs the Collateral Trustee to first, apply the proceeds of the Refinancing Debt first, to redeem the Redeemed Debt at the applicable Redemption Prices, second, to pay certain expenses, fees, costs, charges and expenses of the Issuer (in each case, in such amounts as identified to the Collateral Trustee by the Issuer, or the Collateral Manager on behalf of the Issuer, including via email) and then to deposit certain amounts into the Expense Reserve Account to pay certain other expenses of the Issuer incurred in connection with the refinancing transaction to be effected on the Refinancing Date, in each case, as identified by, or on behalf of, the Issuer in an Issuer Order delivered to the Collateral Trustee on the Refinancing Date, third, to deposit the Interest Reserve Amount (such amount to be identified by, or on behalf of, the Issuer in an Issuer Order delivered to the Collateral Trustee on the Refinancing Date) into the Interest Reserve Account and fourth, to deposit certain amounts into the Principal Collection Account as identified by, or on behalf of, the Issuer in an Issuer Order delivered to the Collateral Trustee on the Refinancing Date. The Issuer shall apply the remaining proceeds of the Refinancing Debt, if any, and, then, to the extent necessary, amounts in the Interest Collection Subaccount, to pay other amounts payable in accordance with the Priority of Payments on the Refinancing Date, in each case, as identified by, or on behalf of, the Issuer in an Issuer Order delivered to the Collateral Trustee. The Issuer hereby directs the Collateral Trustee to deposit the amount specified in the certificate delivered on the Refinancing Date in the Expense Reserve Account, the Interest Reserve Account and the Principal Collection Account.

(b) On the Refinancing Date, all Global Notes representing the Redeemed Debt that are held by the Collateral Trustee on behalf of Cede & Co. shall be deemed to be surrendered for transfer and shall be deemed to be cancelled in accordance with Section 2.9 of the Indenture.

(c) Each Holder or beneficial owner of Refinancing Debt, by its acquisition thereof on the Refinancing Date, shall be deemed to agree to the Indenture, as amended hereby, set forth in this Supplemental Indenture and the execution by the Issuer and the Collateral Trustee hereof.

3. Conditions Precedent. The modifications to be effected pursuant to Section 1 above shall become effective as of the Refinancing Date and the Refinancing Debt shall be executed by the applicable Issuer and delivered to the Collateral Trustee and for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Collateral Trustee upon receipt by the Collateral Trustee of the following:

(a) an Officer’s certificate the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Supplemental Indenture, the Placement Agreement delivered on the Refinancing Date, the Structuring Agreement delivered on the Refinancing Date, the Collateral Management Agreement delivered on the Refinancing Date, the Master Loan Sale Agreement delivered on the Refinancing Date, the Credit Agreement delivered on the Refinancing Date and the execution, authentication and delivery of the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes, the Class C-R Notes, the Class D-R Notes and the Additional Subordinated Notes (collectively, the “Refinancing Notes”) applied for by it and the incurrence of the Class A-1-R Loans pursuant to the Credit Agreement (the Class A-1-R Loans, together with the Refinancing Notes, the “Refinancing Debt”) and specifying the Stated Maturity, principal amount and, if applicable, Interest Rate of each Class of Refinancing Notes to be authenticated and delivered and the Class A-1-R Loans to be incurred, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Refinancing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) from the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Refinancing Debt applied for by it or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Refinancing Debt except as have been given;

(c) opinions of (A) Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Issuer, (B) Troutman Pepper Locke LLP, counsel to the Collateral Trustee and Loan Agent, (C) Clark Hill PLC, Delaware counsel to the Issuer and (D) Dechert LLP, counsel to the Manager, in each case dated the Refinancing Date, in form and substance satisfactory to the Issuer;

(d) an opinion of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Issuer, that the amendment meets the requirements of Section 9.2 of the Indenture, is authorized and permitted under the Indenture, and that all conditions precedent have been satisfied;

(e) an Officer’s certificate of the Issuer stating that (A) the Issuer is not in default under the Indenture; (B) the issuance of the Refinancing Debt applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; (C) the provisions of Section 2.13 of the Indenture and all conditions precedent provided in the Indenture relating to the authentication and delivery of the Refinancing Notes applied for by it and the incurrence of the Class A-1-R Loans have been complied with; (D) all expenses due or accrued with respect to the offering of the Refinancing Notes and the incurrence of the Class A-1-R Loans or relating to actions taken on or in connection with the Refinancing Date have been paid or reserves therefor have been made; and (E) all of the Issuer’s representations and warranties contained in the Indenture are true and correct as of the Refinancing Date;

(f) an Officer’s certificate of the Issuer to the effect that it has received a letter from S&P confirming that the Class A-1-R Loans, the Class A-1-R Notes and the Class A-2-R Notes are rated “AAA (sf)” by S&P, the Class B-R Notes are rated at least “AA (sf)” by S&P, the Class C-R Notes are rated at least “A (sf)” by S&P and the Class D-R Notes are rated at least “BBB- (sf)” by S&P;

(g) an Issuer Order by the Issuer directing the Collateral Trustee to authenticate the Refinancing Notes in the amounts and names set forth therein and to apply the proceeds thereof to redeem the Class A-1 Loans, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes (each as defined under the Indenture immediately prior to the effectiveness of this Supplemental Indenture, collectively, the “Redeemed Debt”) at the applicable Redemption Prices therefor on the Refinancing Date;

(h) satisfactory evidence of the consent of a Majority of the Subordinated Notes to the issuance of the Refinancing Notes and to this Supplemental Indenture; and

(i) pursuant to Section 9.2(g) of the Indenture, a certificate of the Collateral Manager certifying that the Refinancing meets the requirements specified in Section 9.2 of the Indenture.

4. Governing Law.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5. Execution in Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by email (PDF) will be effective as delivery of a manually executed counterpart of this Supplemental Indenture. Counterparts may be executed and delivered via electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Any requirement in this Supplemental Indenture or the Refinancing Debt that a document, including the Refinancing Debt, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

6. Concerning the Collateral Trustee.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer, and the Collateral Trustee assumes no responsibility for their correctness. Except as provided in the Indenture, the Collateral Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Collateral Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Collateral Trustee.

7. No Other Changes.

Except as provided herein, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Supplemental Indenture may be used to create a conformed amended and restated Indenture for the convenience of administration by the parties hereto.

8. Execution, Delivery and Validity.

The Issuer represents and warrants to the Collateral Trustee that (i) this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (ii) the execution of this Supplemental Indenture is authorized and permitted under the Indenture and all conditions precedent thereto have been satisfied.

9. Binding Effect.

This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Limited Recourse; Non-Petition.

The limited recourse and non-petition provisions of Section 5.4(d) and Section 2.7(i) of the Indenture are incorporated herein by reference (mutatis mutandis).

11. Direction to the Collateral Trustee.

The Issuer hereby directs the Collateral Trustee to execute this Supplemental Indenture and acknowledges and agrees that the Collateral Trustee will be fully protected in relying upon the foregoing direction.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PENNANTPARK CLO VIII, LLC

By:	PennantPark Investment Advisers, LLC, its Designated Manager

By:	/s/ Jeffrey S. Sion
Name: Jeffrey S. Sion
Title: Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATIONas Collateral Trustee

By:	/s/ Ann Cung
Name: Ann Cung
Title: Vice President

[Signature Page to Supplemental Indenture]

AGREED AND CONSENTED TO:

PENNANTPARK INVESTMENT ADVISERS, LLC as Collateral Manager

By:	/s/ Jeffrey S. Sion
Name: Jeffrey S. Sion
Title: Authorized Signatory

PENNANTPARK FLOATING RATE CAPITAL LTD. as Transferor

By:	/s/ Jeffrey S. Sion
Name: Jeffrey S. Sion
Title: Authorized Signatory

[Signature Page to Supplemental Indenture]

ANNEX A

CONFORMED INDENTURE